As filed with the Securities and Exchange Commission on May 7, 2026.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
RENAISSANCERE HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation or organization)
Renaissance House
12 Crow Lane
Pembroke HM 19
Bermuda
(441) 295-4513
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

98-0141974
(I.R.S. Employer Identification Number)
RenaissanceRe Finance Inc.
1095 Avenue of the Americas
5th Floor
New York, NY 10036
(212) 238-9600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

RENAISSANCERE FINANCE INC.
(Exact name of Registrant as specified in its certificate of incorporation)

Delaware
(State or other jurisdiction of incorporation or organization)
RenaissanceRe Finance Inc.
1095 Avenue of the Americas
5th Floor
New York, NY 10036
(212) 238-9600
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

68-0650983
(I.R.S. Employer Identification No.)
RenaissanceRe Finance Inc.
1095 Avenue of the Americas
5th Floor
New York, NY 10036
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

COPIES TO:

Shannon Lowry Bender, Esq. Executive Vice President, Group General Counsel and Corporate Secretary RenaissanceRe Holdings Ltd. Renaissance House 12 Crow Lane, Pembroke HM 19 Bermuda (441) 295-4513	Karen A. Dewis, Esq. William D. Howell, Esq. Robert A. Ryan, Esq. Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 (212) -839-5300

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS
RENAISSANCERE HOLDINGS LTD.
COMMON SHARES, PREFERENCE SHARES, DEPOSITARY SHARES, DEBT SECURITIES, GUARANTEES OF DEBT SECURITIES (INCLUDING GUARANTEES BY RENAISSANCERE HOLDINGS LTD. AND/OR ONE OR MORE OF ITS SUBSIDIARIES), WARRANTS TO PURCHASE COMMON SHARES, WARRANTS TO PURCHASE PREFERENCE SHARES, WARRANTS TO PURCHASE DEBT SECURITIES, SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS
RENAISSANCERE FINANCE INC.
DEBT SECURITIES
FULLY AND UNCONDITIONALLY GUARANTEED TO THE EXTENT PROVIDED IN THIS PROSPECTUS BY RENAISSANCERE HOLDINGS LTD.
We may offer and sell from time to time common shares; preference shares; depositary shares representing preference shares or common shares; senior, subordinated or junior subordinated debt securities; and guarantees of debt securities (including guarantees by RenaissanceRe Holdings Ltd. and/or one or more of its subsidiaries); warrants to purchase common shares, preference shares or debt securities; share purchase contracts and share purchase units; and units which may consist of any combination of the securities listed above.
RenaissanceRe Finance Inc. (“RenaissanceRe Finance”) may offer and sell from time to time senior, subordinated or junior subordinated debt securities, which we will guarantee.
We or RenaissanceRe Finance, as applicable, will provide the amounts, specific terms and initial public offering prices of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. Neither we nor RenaissanceRe Finance will use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.
We and RenaissanceRe Finance may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.
Our common shares, Depositary Shares (each representing 1/1,000th interest in a Series F Preference Share) and Depositary Shares (each representing 1/1,000th interest in a Series G Preference Share) are traded on the New York Stock Exchange under the symbols “RNR,” “RNR PRF,” and “RNR PRG,” respectively. Other than our common shares, Depositary Shares (each representing 1/1,000th interest in a Series F Preference Share) and Depositary Shares (each representing 1/1,000th interest in a Series G Preference Share), there is no public trading market for the other securities that may be offered hereby.
INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” ON PAGE 4 AND THE RISK FACTORS THAT WILL BE INCLUDED IN AN ACCOMPANYING PROSPECTUS SUPPLEMENT.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement. The date of this prospectus is May 7, 2026.
This prospectus may be distributed in Bermuda and/or the securities may be offered or sold in Bermuda only in compliance with the provisions of the Companies Act 1981 and the Investment Business Act 2003 (and the regulations made thereunder).
In this prospectus, references to “RenaissanceRe,” “we,” “us,” “our” and the “Company” refer to RenaissanceRe Holdings Ltd. together with its subsidiaries unless the context indicates otherwise and references to “RenaissanceRe Finance” refer to RenaissanceRe Finance, Inc. In addition, references in this prospectus to “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

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ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we and RenaissanceRe Finance have filed with the Securities and Exchange Commission (the “Commission”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we (and RenaissanceRe Finance, as indicated) may offer and sell our common shares, preference shares, depositary shares, debt securities, warrants to purchase common shares, preference shares or debt securities, share purchase contracts, share purchase units and units, either individually or in combination with other securities, in one or more offerings, in amounts, at prices, and on terms that will be determined at the time of the offering. There is no limit on the aggregate amount of the securities that we may offer pursuant to the registration statement of which this prospectus is a part.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
This prospectus provides you with a general description of the securities we (and RenaissanceRe Finance, as indicated) may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding us, RenaissanceRe Finance and the offered securities, please refer to the registration statement. Each time we (and RenaissanceRe Finance, as indicated) sell securities, we (and RenaissanceRe Finance, as applicable) will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent the information in any prospectus supplement or the information incorporated by reference in any prospectus supplement is inconsistent with the information contained in this prospectus, the information in such prospectus supplement or the information incorporated by reference in such prospectus supplement shall govern. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

RENAISSANCERE HOLDINGS LTD.
OVERVIEW
RenaissanceRe is a Bermuda exempted company limited by shares with its registered and principal executive offices located at Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda, telephone (441) 295-4513.
RenaissanceRe is a global provider of reinsurance and insurance. We provide property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, and headquartered in Bermuda, we have offices across North America, Europe, and the Asia-Pacific region.
Our mission is to match desirable risk with efficient capital, and our vision is to be the best underwriter. We believe that this will allow us to produce superior returns for our shareholders over the long term, and enable our purpose to protect communities and enable prosperity. We seek to accomplish these goals by delivering a value proposition composed of leadership, expertise and partnership, through our operation as an integrated system of three competitive advantages: superior risk selection, superior customer relationships and superior capital management.
Our current business strategy focuses predominantly on writing reinsurance. We apply our reinsurance lens of approaching risks as a portfolio to the insurance business that we write, primarily though delegated authority arrangements. Through our Capital Partners unit we create and manage innovative joint ventures and managed funds, which provide access to the portfolios our underwriters build. Additionally, we pursue several other opportunities, such as executing customized reinsurance transactions to assume or cede risk, and managing certain strategic investments. We continually explore appropriate and efficient ways to address the risk management needs of our clients and the impact of various regulatory and legislative changes on our operations.
We have three principal drivers of profit that generate diversified earnings streams for our business: underwriting income, fee income, and investment income.
OTHER INFORMATION
For further information regarding RenaissanceRe, including financial information, you should refer to our recent filings with the Commission.
RENAISSANCERE FINANCE INC.
RenaissanceRe Finance is a Delaware corporation, with its principal executive offices located at 1095 Avenue of the Americas, 5th Floor, New York, NY 10036. The telephone number of RenaissanceRe Finance is (212) 238-9600. RenaissanceRe Finance was incorporated in 2007. It is an indirect wholly-owned subsidiary of RenaissanceRe and the direct and indirect owner of the equity interests of entities comprising our U.S. reinsurance operations and certain of our other U.S. subsidiaries. RenaissanceRe Finance has no material operations other than activities incidental to its financing function.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES
We may from time to time offer under this prospectus, separately or together:
•	common shares, which we would expect to list on the New York Stock Exchange;
•	preference shares, the terms and series of which would be described in the related prospectus supplement;
•
depositary shares, each representing a fraction of a share of common shares or a particular series of preference shares, which will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts;

•	senior debt securities;
•	subordinated and junior subordinated debt securities, which will be subordinated in right of payment to our senior indebtedness;
•	guarantees of the debt securities by us or one or more of our subsidiaries;
•
warrants to purchase common shares and warrants to purchase preference shares, which will be evidenced by share warrant certificates and may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•
warrants to purchase debt securities, which will be evidenced by debt warrant certificates and may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	share purchase contracts obligating holders to purchase from us a specified number of common shares or preference shares at a future date or dates;
•
share purchase units, consisting of a share purchase contract and, as security for the holder’s obligation to purchase common shares or preference shares under the share purchase contract, any of our debt securities or debt obligations of third parties, including U.S. Treasury securities; and

•	units which may consist of any combination of the securities listed above.
RenaissanceRe Finance may from time to time offer senior and subordinated debt securities, and junior subordinated debt securities, all of which will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

RISK FACTORS
An investment in our securities involves certain risks. Before you invest in any of the securities offered by us or RenaissanceRe Finance, you should carefully consider the risks involved. Accordingly, you should carefully consider:
•
the information contained or incorporated by reference into this prospectus, including the “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026;

•
the information, including risk factors, in any of our subsequent current, quarterly and annual reports and other documents we file with the Commission after the date of this prospectus that are incorporated by reference herein; and

•	the information, including risk factors, contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities.
Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

FORWARD-LOOKING STATEMENTS
This prospectus, including the information incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act.” Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.
In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements. For example, we may include certain forward-looking statements with regard to trends in results, operations, underwriting performance, our segments or business units, reserves, market or economic conditions, investment results, margins, fees, risk management, and the consequences of our strategic decisions. This prospectus supplement, including the information incorporated by reference herein, may also contain forward-looking statements with respect to our business and industry, such as those relating to our strategy and management objectives, plans and expectations regarding our response and ability to adapt to changing economic conditions, market standing and product volumes, estimates of net negative impact and insured losses from loss events, competition in our industry, and government initiatives and regulatory matters affecting the (re)insurance industries. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this prospectus should not be considered as a representation by us or any other person that our current objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those addressed by the forward-looking statements, including those contained under “Note on Forward-Looking Statements” in RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2025, and incorporated herein by reference, and under “Note on Forward-Looking Statements” in RenaissanceRe’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and incorporated herein by reference. We undertake no obligation to release publicly the results of any future revision we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
The inclusion of forward-looking statements in this prospectus should not be considered as a representation by us or any other person that our current objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those addressed by the forward-looking statements, including the following:
•	our exposure to natural and non-natural catastrophic events and circumstances and the variance they may cause in our financial results;
•	the effect of climate change on our business, including the trend towards increasingly frequent and severe climate events;
•	the effectiveness of our claims and claim expense reserving process;
•	the effect of emerging claims and coverage issues;
•	the performance of our investment portfolio and financial market volatility;
•	the effects of inflation;
•	our exposure to ceding companies and delegated authority counterparties and the risks they underwrite;
•	our ability to maintain our financial strength ratings;
•	our reliance on a small number of brokers;
•	the highly competitive nature of our industry;
•	the historically cyclical nature of the (re)insurance industries;
•	collection on claimed retrocessional coverage and new retrocessional reinsurance being available;
•	our ability to attract and retain key executives and employees;
•	our ability to successfully implement our business, strategies and initiatives;
•	our exposure to credit loss from counterparties;

•	our need to make many estimates and judgments in the preparation of our financial statements;
•	our exposure to risks associated with our management of capital on behalf of investors;
•	changes to the accounting rules and regulatory systems applicable to our business, including changes in Bermuda and U.S. laws or regulations;
•	the effect of current or future macroeconomic or geopolitical events or trends, including the ongoing conflicts globally;
•	other political, regulatory or industry initiatives adversely impacting us;
•	the impact of cybersecurity risks, including technology breaches or failure;
•	our ability to comply with covenants in our debt agreements;
•	the effect of adverse economic factors, including changes in the prevailing interest rates;
•	the effects of new or possible future tax actions or reform legislation and regulations in the jurisdictions in which we operate;
•	our ability to determine any impairments taken on our investments;
•	our ability to raise capital on acceptable terms;
•	our ability to comply with applicable sanctions and foreign corrupt practices laws; and
•	our dependence on capital distributions from our operating subsidiaries.
As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The factors listed above, as well as those discussed in more detail in our filings with the Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, should not be construed as exhaustive. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by RenaissanceRe or RenaissanceRe Finance will be used by us and our subsidiaries for working capital, capital expenditures, acquisitions and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings.

DESCRIPTION OF OUR CAPITAL SHARES
The following is a summary of certain provisions of our Memorandum of Association (the “Memorandum”) and Bye-Laws, and the applicable Certificate of Designation, Preferences and Rights for our Series F Preference Shares and Series G Preference Shares. Because this summary is not complete, you should refer to our Memorandum and Bye-Laws and the applicable certificate of designation for complete information regarding the provisions of these governing documents, including the definitions of some of the terms used below. Copies of these governing documents are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Whenever we refer to particular sections or defined terms of the Memorandum, the Bye-Laws or the certificates of designation, such sections or defined terms are incorporated herein by reference and the statement in connection with such reference is made is qualified in its entirety by such reference.
COMMON SHARES
Our common shares are listed on the New York Stock Exchange under the symbol “RNR.” The common shares currently issued and outstanding are fully paid and non-assessable (as such is understood under Bermuda law). We have authorized the issuance of 225,000,000 common shares, and 42,633,041 common shares were issued and outstanding at April 24, 2026. Any common shares offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and non-assessable (as such is understood under Bermuda law). There are no provisions of Bermuda law or our Memorandum and Bye-Laws which impose any limitation on the rights of shareholders to hold or vote common shares by reason of their not being residents of Bermuda.
A more detailed description of our common shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on July 24, 1995, including any amendment or report for the purpose of updating such description.
SERIES F PREFERENCE SHARES
Currently, 10,000 of our 5.750% Series F Preference Shares (equivalent to 10,000,000 Depositary Shares) are outstanding. The 10,000,000 Depositary Shares, each representing 1/1,000th of an interest in a share of 5.750% Series F Preference Shares, are listed on the New York Stock Exchange under the symbol “RNR PRF”. The Series F Preference Shares (and the Depositary Shares) currently issued and outstanding are fully paid and non-assessable (as such is understood under Bermuda law). Because the following summary of the terms of the Series F Preference Shares is not complete, you should refer to the Memorandum, the Bye-Laws and the applicable Certificate of Designation, Preferences and Rights for complete information regarding the terms of the Series F Preference Shares.
General. The holders of Series F Preference Shares have no preemptive rights with respect to any of our common shares or any of our other securities convertible into or carrying rights or options to purchase any such shares. The Series F Preference Shares are not subject to any sinking fund or other obligation on our part to redeem or retire the Series F Preference Shares. Unless we redeem them, the Series F Preference Shares will have a perpetual term with no maturity. The Series F Preference Shares rank pari passu to our Series G Preference Shares and senior to our common shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding-up.
Dividends. Dividends on the Series F Preference Shares (and the Depositary Shares) are payable from the date of original issuance on a non-cumulative basis, only when, as and if declared by our Board of Directors (the “Board”), quarterly in arrears, in an amount per share equal to 5.750% of the liquidation preference per annum.
No dividends will be paid upon any shares of any class or series of shares of RenaissanceRe ranking on a parity with the Series F Preference Shares with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up (for purposes of this section, “Parity Shares”) (other than partial dividends to be shared pro rata by the holders of Parity Shares and Series F Preference Shares) for any period unless there will have been paid or declared and set apart for payment dividends to be paid to the holders of the Series F Preference Shares for the current dividend period. No dividends will be paid upon any class or series of shares of RenaissanceRe ranking junior to the Series F Preference Shares with respect to either the payment of dividends or amounts upon our liquidation, dissolution or winding up (for purposes of this section, “Junior Shares”) for any period unless there will have been paid or declared and set apart for payment dividends to be paid to the holders of the Series F Preference Shares and Parity Shares for the current dividend period, subject to certain exceptions.
Under Bermuda law, a company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realisable value of the company’s assets would thereby be less than its liabilities. “Contributed surplus” is defined for purposes of the Companies Act 1981 of Bermuda (as amended, the “Act”) to include the proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital and donations of cash and other assets to the company. These dividend rights are therefore subject to these requirements of the Act.
Liquidation. In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series F Preference Shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25,000 per 5.750% Series F Preference Share (equivalent to $25 per Depositary Share), plus declared and unpaid dividends, if any, to the date of liquidation, without accumulation of any undeclared dividends and without interest.
It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full, or any, amounts to which they may be entitled. In that circumstance, the holders of Series F Preference Shares and any Parity Shares will share ratably in such assets in accordance with the respective amounts that would be payable on such Series F Preference Shares and such Parity Shares if all amounts payable thereon were paid in full.
Our amalgamation, consolidation or merger with or into any other corporation, or a sale of all or substantially all of our assets, or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up.
Redemption. We may redeem the Series F Preference Shares, in whole or in part, at any time upon not less than 30 nor more than 60 days’ written notice, at a redemption price of $25,000 per 5.750% Series F Preference Share (equivalent to $25 per Depositary Share), plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the date of redemption; provided that no redemption may occur prior to June 30, 2028 unless (1) we have sufficient funds in order to meet the Bermuda Monetary Authority's (the “BMA”) Enhanced Capital Requirement and the BMA (or its successor, if any) approves of the redemption or (2) we replace the capital represented by preference shares to be redeemed with capital having equal or better capital treatment as the preference shares under the Enhanced Capital Requirement. The Series F Preference Shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and are not convertible into or exchangeable for any of our other securities. In addition, at any time upon not less than 30 nor more than 60 days’ written notice following the occurrence of a “tax event” or within 90 days under certain circumstances following the occurrence of a “capital redemption trigger date,” we may redeem the Series F Preference Shares, in whole or in part, at a redemption price of $25,000 per 5.750% Series F Preference Share (equivalent to $25 per Depositary Share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends and without interest.
Unless there will have been paid or declared and set apart for payment full dividends for the holders of the Series F Preference Shares and the holders of any Parity Shares for the latest completed dividend period:
(1)
we may not purchase any Series F Preference Shares or Parity Shares except in accordance with a purchase or offer made in writing to all holders of Series F Preference Shares and Parity Shares upon such terms as the Board, in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; and

(2)	we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any Junior Shares, subject to certain exceptions.
Reissuance of Shares. Any Series F Preference Shares reacquired in any manner by RenaissanceRe will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the Board in the same manner as any other authorized and unissued preference shares.
Voting. Except as indicated below or as otherwise required by applicable law, the holders of Series F Preference Shares will have no voting rights.
Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series F Preference Shares, whenever dividends payable on the Series F Preference Shares or on any Parity Shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of such Series F Preference Shares or Parity Shares, as applicable, then outstanding, the holders of Series F Preference Shares, together with the holders of Parity Shares, will have the right, voting together as a single class regardless of class or series, to elect two directors of our Board. We will use our best efforts to increase the number of directors constituting the Board to the extent necessary to effectuate such right. Whenever all arrearages in dividends on the Series F Preference Shares and the Parity Shares shall have been paid and dividends thereon for the current quarterly dividend period shall have been declared and paid or set apart for payment, the rights of such holders of Series F Preference Shares and the Parity Shares to elect members of the Board will cease, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends.
Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series F Preference Shares, the rights attached to the Series F Preference Shares may only be varied with the consent in writing of the holders of three-quarters of the outstanding Series F Preference Shares, or with the sanction of a resolution approved by at least a majority of the votes cast by the holders of the Series F Preference Shares at a separate meeting in which a quorum is present; provided, however, that the terms of the Series F Preference Shares may also be varied under certain circumstances in connection with a “tax event” or a “capital redemption disqualification event.” The rights attached to Series F Preference Shares will not be deemed to be varied by the creation or issue of any shares or any securities convertible into or evidencing the right to purchase shares ranking prior to or equally with the Series F Preference Shares with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up. Holders of Series F Preference Shares are not entitled to vote on any sale of all or substantially all of our assets.
On any item on which the holders of the Series F Preference Shares are entitled to vote pursuant to the terms of its Certificate of Designation, Preferences and Rights, such holders will be entitled to one vote for each Series F Preference Share held.
Currently, under Bermuda law each share (including preference shares) of an amalgamating or merging company carries the right to vote in respect of an amalgamation or merger whether or not it otherwise carries the right to vote. The provisions of Bermuda law, and thus these voting rights as to amalgamations and mergers, are subject to change at any time.
A more detailed description of the Series F Preference Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on June 18, 2018, including any amendment or report for the purpose of updating such description. If we issue preference shares in the future, they may, or may not, be on terms similar to the Series F Preference Shares.
SERIES G PREFERENCE SHARES
Currently, 20,000 of our 4.20% Series G Preference Shares (equivalent to 20,000,000 Depositary Shares) are outstanding. The 20,000,000 Depositary Shares, each representing 1/1,000th of an interest in a share of 4.20% Series G Preference Shares, are listed on the New York Stock Exchange under the symbol “RNR PRG.” The Series G Preference Shares (and the Depositary Shares) currently issued and outstanding are fully paid and non-assessable (as such is understood under Bermuda law). Because the following summary of the terms of the Series G Preference Shares is not complete, you should refer to the Memorandum, the Bye-Laws and the applicable Certificate of Designation, Preferences and Rights for complete information regarding the terms of the Series G Preference Shares.
General. The holders of Series G Preference Shares have no preemptive rights with respect to any of our common shares or any of our other securities convertible into or carrying rights or options to purchase any such shares. The Series G Preference Shares are not subject to any sinking fund or other obligation on our part to redeem or retire the Series G Preference Shares. Unless we redeem them, the Series G Preference Shares will have a perpetual term with no maturity. The Series G Preference Shares rank pari passu to our Series F Preference Shares and senior to our common shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding-up.
Dividends. Dividends on the Series G Preference Shares (and the Depositary Shares) are payable from the date of original issuance on a non-cumulative basis, only when, as and if declared by our Board of Directors, quarterly in arrears, in an amount per share equal to 4.20% of the liquidation preference per annum.
No dividends will be paid upon any shares of any class or series of our shares ranking on a parity with the Series G Preference Shares with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up (for purposes of this section, “Parity Shares”) (other than partial dividends to be shared pro rata by the holders of Parity Shares and Series G Preference Shares) for any period unless there will have been paid or declared and set apart for payment dividends to be paid to the holders of the Series G Preference Shares for the current dividend period. No dividends will be paid upon any class or series of our shares ranking junior to the Series G Preference Shares with respect to either the payment of dividends or amounts upon our liquidation, dissolution or winding up (for purposes of this section, “Junior Shares”) for any period unless there will have been paid or declared and set apart for payment dividends to be paid to the holders of the Series G Preference Shares and Parity Shares for the current dividend period, subject to certain exceptions.
Under Bermuda law, a company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realisable value of the company’s assets would thereby be less than its liabilities. “Contributed surplus” is defined for purposes of the Act to include the proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital and donations of cash and other assets to the company. These dividend rights are therefore subject to these requirements of the Act.
Liquidation. In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series G Preference Shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25,000 per 4.20% Series G Preference Share (equivalent to $25 per Depositary Share), plus declared and unpaid dividends, if any, to the date of liquidation, without accumulation of any undeclared dividends and without interest.
It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full, or any, amounts to which they may be entitled. In that circumstance, the holders of Series G Preference Shares and any Parity Shares will share ratably in such assets in accordance with the respective amounts that would be payable on such Series G Preference Shares and such Parity Shares if all amounts payable thereon were paid in full.
Our amalgamation, consolidation or merger with or into any other corporation, or a sale of all or substantially all of our assets, or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up.
Redemption. On and after July 15, 2026, we may redeem the Series G Preference Shares, in whole or in part, at any time upon not less than 30 nor more than 60 days’ written notice, at a redemption price of $25,000 per 4.20% Series G Preference Share (equivalent to $25 per Depositary Share), plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the date of redemption.
The Series G Preference Shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and are not convertible into or exchangeable for any of our other securities. We may not redeem the Series G Preference Shares before July 15, 2026, except that we may redeem the Series G Preference Shares in whole, but not in part, before that date at a redemption price of $26,000 per share (equivalent to $26 per Depositary Share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends and without interest, if we submit a proposal to our common shareholders concerning an amalgamation or merger or submit any proposal for any other matter that requires, as a result of a change in Bermuda law, the approval of the holders of the Series G Preference Shares, whether voting as a separate series or together with any other series of preference shares as a single class. In addition, at any time upon not less than 30 nor more than 60 days’ written notice following the occurrence of a “tax event” or within 90 days under certain circumstances following the occurrence of a “capital redemption trigger date,” we may redeem the Series G Preference Shares, in whole or in part, at a redemption price of $25,000 per 4.20% Series G Preference Share (equivalent to $25 per Depositary Share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends and without interest. Further, we may redeem the Series G Preference Shares at any time, in whole or in part, within 90 days after any “rating agency event,” at a redemption price equal to $25,500 per 4.20% Series G Preference Share (equivalent to $25.50 per Depository Share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends and without interest.
In general, the Series G Preference Shares may not be redeemed at any time unless (1) we have sufficient funds in order to meet the BMA’s Enhanced Capital Requirement or we replace the capital represented by Series G Preference Shares to be redeemed with capital having equal or better capital treatment as the Series G Preference Shares under the BMA’s Group Rules and (2) the BMA (or its successor, if any) approves of the redemption. Unless there will have been paid or declared and set apart for payment full dividends for the holders of the Series G

Preference Shares and the holders of any Parity Shares for the latest completed dividend period: (1) we may not purchase any Series G Preference Shares or Parity Shares except in accordance with a purchase or exchange offer made in writing to all holders of Series G Preference Shares and Parity Shares upon such terms as the Board, in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; and (2) we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any Junior Shares, subject to certain exceptions.
Reissuance of Shares. Any Series G Preference Shares reacquired in any manner by us will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the Board in the same manner as any other authorized and unissued preference shares.
Voting. Except as indicated below or as otherwise required by applicable law, the holders of Series G Preference Shares will have no voting rights.
Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series G Preference Shares, whenever dividends payable on the Series G Preference Shares or on any Parity Shares have not been paid in an aggregate amount equivalent to six full quarterly dividends on all of such Series G Preference Shares or Parity Shares, as applicable, then outstanding, the holders of Series G Preference Shares, together with the holders of Parity Shares, will have the right, voting together as a single class regardless of class or series, to elect two directors of our Board. We will use our best efforts to increase the number of directors constituting the Board to the extent necessary to effectuate such right. Whenever all unpaid dividends on the Series G Preference Shares and the Parity Shares shall have been paid and dividends thereon for the current quarterly dividend period shall have been declared and paid or set apart for payment, the rights of such holders of Series G Preference Shares and the Parity Shares to elect members of the Board will cease, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends.
Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series G Preference Shares, the rights attached to the Series G Preference Shares may only be varied with the consent in writing of the holders of three-quarters of the outstanding Series G Preference Shares, or with the sanction of a resolution approved by at least a majority of the votes cast by the holders of the Series G Preference Shares at a separate meeting in which a quorum is present; provided, however, that the terms of the Series G Preference Shares may also be varied under certain circumstances in connection with a “tax event” or a “capital redemption disqualification event”. The rights attached to Series G Preference Shares will not be deemed to be varied by the creation or issue of any shares or any securities convertible into or evidencing the right to purchase shares ranking prior to or equally with the Series G Preference Shares with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up. Holders of Series G Preference Shares are not entitled to vote on any sale of all or substantially all of our assets.
On any item on which the holders of the Series G Preference Shares are entitled to vote pursuant to the terms of its Certificate of Designation, Preferences and Rights, such holders will be entitled to one vote for each Series G Preference Share held.
Currently, under Bermuda law each share (including preference shares) of an amalgamating or merging company carries the right to vote in respect of an amalgamation or merger whether or not it otherwise carries the right to vote. The provisions of Bermuda law, and thus these voting rights as to amalgamations and mergers, are subject to change at any time.
A more detailed description of the Series G Preference Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on July 12, 2021, including any amendment or report for the purpose of updating such description. If we issue preference shares in the future, they may, or may not, be on terms similar to the Series G Preference Shares.
OTHER PREFERENCE SHARES
Our Bye-Laws divide our share capital into 225,000,000 common shares and 100,000,000 preference shares. Currently, 10,000 of our 5.750% Series F Preference Shares (equivalent to 10,000,000 Depositary Shares) are outstanding and 20,000 of our 4.20% Series G Preference Shares (equivalent to 20,000,000 Depositary Shares) are outstanding. From time to time, pursuant to the authority granted by the Bye-Laws, our Board may create and issue one or more series of preference shares. The preference shares, upon issuance against full consideration, will be fully paid and non-assessable (as such is understood under Bermuda law). The particular rights and preferences of the preference shares offered by any prospectus supplement will be described in the prospectus supplement.
A prospectus supplement will specify the terms of a particular class or series of preference shares as follows:
•	the number of shares to be issued and sold and the distinctive designation thereof;
•
the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

•
the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital stock, to elect one or more of our directors;

•
the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;
•
the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;
•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding; and
•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, the Memorandum or the Bye-Laws.
TRANSFER AGENT
Our registrar and transfer agent for each of our common shares, Series F Preference Shares, Series G Preference Shares, Depositary Shares (each representing 1/1,000th interest in a Series F Preference Share) and Depositary Shares (each representing a 1/1,000th interest in a Series G Preference Share) is Computershare Trust Company, N.A.
TRANSFER OF SHARES
Our Bye-Laws contain various provisions affecting the transferability of our shares. Under the Bye-Laws, the Board has absolute discretion to decline to register a transfer of shares:
(1)	unless the appropriate instrument of transfer is submitted along with such evidence as the Board may reasonably require showing the right of the transferor to make the transfer; or
(2)	unless all applicable consents and authorizations of any governmental body or agency in Bermuda have been obtained.
In addition, our Bye-laws provide that no Person (as defined below) shall be permitted to own or control shares in RenaissanceRe to the extent such ownership would result in such Person or any other any Person being considered to own or control Controlled Shares (as defined below), as our Board may determine in its sole discretion, and such ownership of Controlled Shares (i) would render any Person a Ten Percent Shareholder (as defined below), (ii) cause RenaissanceRe to become a “controlled foreign corporation” within the meaning of section 957 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or (iii) cause RenaissanceRe to become a “foreign personal holding company” within the meaning of section 552 of the Code. Our Board has the right to waive these restrictions in its sole discretion and may decline to register any transfer of shares if the transfer, in the discretion of the Board, would have any of the effects described in clauses (i)-(iii) above. These limits may have the effect of deterring purchases of large blocks of common shares or proposals to acquire us, even if some or a majority of the shareholders might deem these purchases or acquisition proposals to be in their best interests. With respect to this issue, also see the provisions discussed below under “Anti-Takeover Effects of Certain Bye-Law Provisions.”
“Controlled Shares” in reference to any Person means (i) all capital shares of RenaissanceRe such Person is deemed to own directly, indirectly or by attribution (within the meaning of Section 958 of the Code) and (ii) all capital shares of RenaissanceRe directly, indirectly or beneficially owned by such Person (within the meaning of section 13(d) of the Exchange Act).
“Ten Percent Shareholder” means a Person who our Board determines, in its sole and absolute discretion, owns or controls Controlled Shares representing more than 9.9% of the total voting rights of all of our issued and outstanding capital shares.
“Person” means an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, limited liability company, a government, agency or political subdivision thereof, an entity or arrangement treated as one of the foregoing for U.S. income tax purposes, or a “group” within the meaning of section 13(d) of the Exchange Act.
Our Bermuda counsel has advised us that, while the precise form of the restrictions on transfers contained in the Bye-Laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon.
ANTI-TAKEOVER EFFECTS OF CERTAIN BYE-LAW PROVISIONS
Our Bye-Laws contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our directors. These provisions could have the effect of discouraging a prospective acquirer from making a tender offer or otherwise attempting to obtain control of us. In addition, these Bye-Law provisions could prevent the removal of our current Board of Directors and management.
In addition to those provisions of the Bye-Laws discussed above under “Transfer of Shares,” set forth below is a description of certain other provisions of the Bye-Laws. Because the following description is intended as a summary only and is therefore not complete, you should refer to the Bye-Laws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, for complete information regarding these provisions.
BOARD OF DIRECTOR PROVISIONS
Our Bye-Laws provide for a classified board, to which approximately one-third of the Board is elected each year at our annual general meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. Moreover, our Bye-Laws provide that each director may be removed by the shareholders only for cause upon the affirmative vote of the holders of not less than 66 2/3% of the voting rights attached to all issued and outstanding capital shares entitled to vote for the election of that director. Further, our Bye-Laws fix the size of the Board at eight directors although the incumbent Board may increase its size to eleven members; there are currently eleven members of the Board. In addition, shareholders may only nominate persons for election as director at an annual or special general meeting of shareholders called for the purpose of electing directors only if, among other things, a satisfactory written notice signed by not less than 20 shareholders holding in the aggregate not less than 10% of our outstanding paid-up share capital is timely submitted.
We believe that these Bye-Law provisions enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board. We believe these provisions assist our Board to represent more effectively the interests of all shareholders, including taking action in response to demands or actions by a minority shareholder or group.
Our classified Board makes it more difficult for shareholders to change the composition of our Board even if some or a majority of the shareholders believe such a change would be desirable. Moreover, these Bye-Law provisions may deter changes in the composition of the Board or certain mergers, tender offers or other future takeover attempts which some or a majority of holders of our securities may deem to be in their best interest. In addition, because the classification provisions may discourage accumulations of large blocks of our shares by purchasers whose objective is to take control of RenaissanceRe and remove a majority of our Board of Directors, the classification of our Board of Directors could tend to reduce the likelihood of fluctuations in the market price of the shares that might result from accumulation of large blocks for such a purpose. Accordingly, shareholders could be deprived of certain opportunities to sell their shares at a higher price than might otherwise be the case.
VOTING RIGHTS LIMITATIONS
Our Bye-Laws provide that to the extent a Person shall be deemed by our Board of Directors in its sole discretion to own or control Controlled Shares which represent in excess of 9.9% of the voting rights attached to all of our issued and outstanding capital shares, then all such excess Controlled Shares shall carry no voting rights and the voting rights of such excess Controlled Shares shall be allocated to the other holders of shares pro rata based on the number of shares held by all such other holders of shares, subject to certain exceptions designed to avoid having such allocation cause any other shareholder to become a Ten Percent Shareholder. Our Board of Directors has the right to waive these restrictions in its sole discretion.
RESTRICTIONS ON CERTAIN SHAREHOLDER ACTIONS
Our Bye-Laws restrict the ability of our shareholders to take certain actions. These restrictions, among other things, limit the power of our shareholders to:
•	nominate persons to serve as directors;
•	submit resolutions to the vote of shareholders at an annual or special general meeting; and
•	requisition special general meetings.
Generally, the Bye-Laws prohibit shareholders from taking these actions unless certain requirements specified in the Bye-Laws are met. These requirements include giving written notice, specifying information that must be provided in connection with the notice or in relation to the requested action, taking specified actions within specified time periods, and requiring a minimum number of holders to act.
These requirements regulating shareholder nominations and proposals may have the effect of deterring a contest for the election of directors or the introduction of a shareholder proposal if the procedures summarized above are not followed. They may also discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal. For a more complete description of these provisions, you should refer to the Bye-Laws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
SUPERMAJORITY REQUIREMENTS FOR CERTAIN AMENDMENTS
Our Bye-Laws require the affirmative vote of at least 66 2/3% of the voting rights attached to all of our issued and outstanding capital shares to amend, repeal or adopt any provision inconsistent with several provisions of the Bye-Laws. The provisions include, among others things, those relating to: the size of our Board and its division into classes, the removal of directors, the powers of shareholders to nominate directors, to call shareholder meetings and to propose matters to be acted on at shareholder meetings. This supermajority requirement could make it more difficult for shareholders to propose and adopt changes to the Bye-Laws intended to facilitate the acquisition or exercise of control over us.
AVAILABILITY OF SHARES FOR FUTURE ISSUANCES; SHAREHOLDER RIGHTS PLAN
We have a large number of authorized but unissued shares available for issuance. Generally, these shares may be issued by action of our directors without further action by shareholders (except as may be required by applicable stock exchange requirements). The availability of these shares for issue could be viewed as enabling the directors to make a change in our control more difficult. For example, the directors could determine to issue warrants or rights to acquire shares. In addition, we have authorized a sufficient amount of our shares such that we could put in place a shareholder rights plan without further action by shareholders. A shareholder rights plan could serve to dilute or deter stock ownership of persons seeking to obtain control of us.
Our ability to take these actions makes it more difficult for a third party to acquire us without negotiating with the Board, even if some or a majority of the shareholders desired to pursue a proposed transaction. Moreover, these powers could discourage or defeat unsolicited stock accumulation programs and acquisition proposals.

DESCRIPTION OF THE DEPOSITARY SHARES
GENERAL
We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to our common shares or a particular series of preference shares) of a share of a common share or a particular series of preference shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.
The shares of common shares or a class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a common share or preference share represented by such depositary share, to all of the rights and preferences of the common shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the common shares or related class or series of preference shares in accordance with the terms of the offering described in the related prospectus supplement. If we issue depositary shares, we will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement of which this prospectus forms a part.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all of the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.
The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.
For a description of the depositary shares currently outstanding, see “Description of Our Capital Shares — Series F Preference Shares” and “Description of Our Capital Shares — Series G Preference Shares.”
DIVIDENDS AND OTHER DISTRIBUTIONS
The depositary will distribute all cash dividends or other distributions received in respect of the related common shares or class or series of preference shares to the record holders of depositary shares relating to such common shares or class or series of preference shares in proportion to the number of such depositary shares owned by such holders.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
WITHDRAWAL OF SHARES
Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related common shares or class or series of preference shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related common shares or class or series of preference shares on the basis set forth in the prospectus supplement for such common shares or class or series of preference shares, but holders of such whole common shares or preference shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preference shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preference shares be delivered upon surrender of depositary receipts to the depositary.
REDEMPTION OF DEPOSITARY SHARES
Whenever we redeem common shares or preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of common shares or the related class or series of preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of the common shares or preference shares. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.
VOTING THE COMMON SHARES OR PREFERENCE SHARES
Upon receipt of notice of any meeting at which the holders of the common shares or preference shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such common shares or preference shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the common shares or preference shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preference shares or common shares represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the common shares or preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting common shares or preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such common shares or preference shares. The depositary will abstain from voting common shares or preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such common shares or preference shares.
AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the common shares or the related class or series of preference shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or if (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.
CHARGES OF DEPOSITARY
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related common shares or class or series of preference shares and any redemption of such common shares or preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.
The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of common shares or a class or series of preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preference shares are paid by the holders thereof.
MISCELLANEOUS
The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the common shares or preference shares.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preference shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preference shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.
RESIGNATION AND REMOVAL OF DEPOSITARY
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF THE DEBT SECURITIES
We and RenaissanceRe Finance may offer debt securities. The following description sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities are to be issued under a senior indenture between us and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference and RenaissanceRe Finance’s senior debt securities are to be issued under a senior indenture between RenaissanceRe Finance and a financial institution, as trustee (the “RenaissanceRe Finance Senior Indenture”), the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference. Our subordinated debt securities are to be issued under a subordinated indenture between us and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference and RenaissanceRe Finance’s subordinated debt securities are to be issued under a subordinated indenture between RenaissanceRe Finance and a financial institution, as trustee (the “RenaissanceRe Finance Subordinated Indenture”), the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference. In addition, we and RenaissanceRe Finance may issue junior subordinated debt securities. Our junior subordinated debt securities are to be issued under a junior subordinated indenture between us and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference and RenaissanceRe Finance’s junior subordinated debt securities are to be issued under a junior subordinated indenture between RenaissanceRe Finance and a financial institution, as trustee (the “RenaissanceRe Finance Junior Subordinated Indenture”), the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference. The senior indentures, the subordinated indentures and the junior subordinated indentures are sometimes referred to herein collectively as the “indentures” and each individually as an “indenture.” The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the prospectus supplement. The indentures are subject to and governed by the Trust Indenture Act of 1939 (the “Trust Indenture Act”).
Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information regarding the terms and provisions of the indentures, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular articles, sections or defined terms of an indenture, those articles, sections or defined terms are incorporated herein by reference. Whenever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures. The senior indentures and the subordinated indentures are substantially identical, except for provisions relating to subordination. The subordinated indentures and the junior subordinated indenture are substantially identical, except for certain rights and covenants of ours or RenaissanceRe Finance, as applicable.
GENERAL
The indentures do not limit the aggregate principal amount of the debt securities that we or RenaissanceRe Finance may issue thereunder and provide that we or RenaissanceRe Finance, as applicable, may issue the debt securities thereunder from time to time in one or more series. Unless otherwise described in a prospectus supplement regarding any debt securities, the indentures do not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.
Unless otherwise provided in a prospectus supplement, our and RenaissanceRe Finance’s senior debt securities will be unsecured obligations of the respective issuer and will rank equally with all of such issuer’s other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of the issuer, subordinated in right of payment to the prior payment in full of all senior indebtedness of such issuer as described below under “Subordination of the Subordinated Debt Securities of RenaissanceRe,” “Subordination of the Subordinated Debt Securities of RenaissanceRe Finance” and in the applicable prospectus supplement. The junior subordinated debt securities will be unsecured obligations of the issuer, subordinated in right of payment to the prior payment in full of such issuer’s senior and subordinated indebtedness, as described below under “Certain Provisions Applicable to Subordinated Debt Securities” and in the applicable prospectus supplement.
Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance) and shareholders to participate in any distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, including claims against our reinsurance and insurance subsidiaries of their respective policyholders, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. Our revolving credit agreement requires that under the circumstances specified in such agreement certain of our existing and future subsidiaries become guarantors of the loans made to us under such agreement. The existing guarantor is RenaissanceRe Finance. Other than the lenders under our revolving credit agreement, none of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.
The prospectus supplement relating to the particular debt securities offered thereby will include specific terms relating to the offering. The terms will include, among other things, some or all of the following, as applicable:
•	the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes;
•	the aggregate principal amount of such debt securities and any limit upon such principal amount;
•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such debt securities will be payable;
•
the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;
•
the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, any of such debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•
whether any of such debt securities are to be redeemable at the issuer’s option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at the issuer’s option;

•
whether the issuer will be obligated to redeem or purchase any such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

•	if other than denominations of $2,000 or multiples of $1,000, and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable;
•
whether the debt securities will be convertible into common shares and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•
if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•
if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such debt securities;

•
whether the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, at the issuer’s election or the election of a holder, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities;
•	whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;
•	whether such debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;
•
in the case of the subordinated debt securities issued by us or RenaissanceRe Finance, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of the applicable issuer, in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

•	any deletions from, modifications of or additions to the Events of Default (as defined below) or covenants of the issuer with respect to such debt securities;
•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to such debt securities;
•
whether, under what circumstances and in which currency we or RenaissanceRe Finance, as applicable, will pay additional amounts on account of taxes, fees, assessments or governmental charges on the debt securities of a series and if so, whether we or RenaissanceRe Finance, as applicable, will have the option to redeem such debt securities rather than pay such additional amounts;

•	whether any such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and
•	any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.
The issuer will have the ability under the indentures to “reopen” a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. The issuer is also permitted to issue debt securities with the same terms as previously issued debt securities.
Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by us or RenaissanceRe Finance, as applicable, for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. A security issued in “registered form” is a security for which the issuer or the paying agent keeps a record of all the current holders. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us or RenaissanceRe Finance, as applicable, for the debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the issuer will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by the issuer for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. The issuer will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing, (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part, or (3) register the transfer of or exchange any debt security which, in accordance with its terms, has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.
We or RenaissanceRe Finance, as applicable, will appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by the issuer for any debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the issuer will be required to maintain a transfer agent in each place where the principal of, any premium or interest on, or any additional amounts with respect to the debt securities are payable.
Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below.
The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.
If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities are payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.
The issuer will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the issuer to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.
Unless otherwise described in a prospectus supplement relating to any debt securities, the indentures do not contain any provisions that would limit the issuer’s ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in the issuer’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us or RenaissanceRe Finance. Accordingly, we or RenaissanceRe Finance could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our or RenaissanceRe Finance’s capital structure or credit rating.
You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding any deletions from, modifications of, or additions to the Events of Defaults described below or the issuer’s covenants contained in the respective indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

CONVERSION AND EXCHANGE
The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preference shares or other securities (whether issued by us), property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our or RenaissanceRe Finance’s option, as applicable, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable law and the issuer’s organizational documents.
CONSOLIDATION, AMALGAMATION, MERGER AND SALE OF ASSETS
Unless otherwise described in a prospectus supplement, each indenture provides that the issuer may not (1) consolidate or amalgamate with or merge into any Person (other than, in the case of RenaissanceRe Finance, another subsidiary of ours) or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person (other than, in the case of RenaissanceRe Finance, another subsidiary of ours), or (2) permit any Person (other than, in the case of RenaissanceRe Finance, another subsidiary of ours) to consolidate or amalgamate with or merge into the issuer, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the issuer, unless, among other things, (a) in the case of (1) above, such Person is a Corporation organized and existing under the laws of the U.S., any state thereof or the District of Columbia, Bermuda, the Cayman Islands or any country which is, on the date of the indenture, a member of the Organization of Economic Co-operation and Development or the EU and expressly assumes, by supplemental indenture duly executed by the successor Person and delivered to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of the issuer’s obligations under such indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common shares or other securities; (b) immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have occurred and be continuing under such indenture; and (c) certain other conditions are met. Each indenture provides similar restrictions for the guarantor, if any.
EVENTS OF DEFAULT
Unless the issuer provides other or substitute events of default in a prospectus supplement, the following events will constitute an “Event of Default” under the applicable indenture with respect to any series of debt securities issued thereunder (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(1)
default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 90 days;

(2)
default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal, premium or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

(3)
default by the issuer or the guarantor (if any) in the performance, or breach, of any other covenant or warranty of the issuer or the guarantor (if any) contained in the applicable indenture for the benefit of such series or in the debt securities of such series, and the continuance of such default or breach for a period of 90 days after there has been given written notice as provided in such indenture; and

(4)	certain events relating to bankruptcy, insolvency or reorganization of the issuer or the guarantor (if any).
If an Event of Default with respect to the debt securities of any series (other than an Event of Default described in clause (4) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice as provided in the applicable indenture may declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in clause (4) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder.
Each indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series, the trustee will transmit, in the manner set forth in such indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities of such series, unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund with respect to, any debt security of such series, the trustee may withhold such notice if and so long as the trustee in good faith determines that the withholding of such notice is in the best interest of the holders of the debt securities of such series.
If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series.
MODIFICATION AND WAIVER
The issuer and the trustee may modify or amend any indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:
•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security;
•
reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security;

•	change the issuer’s obligation to pay additional amounts with respect to any debt security;
•
change the redemption provisions of any debt security or, following the occurrence of any event that would entitle a holder to require the issuer to repay any debt security at the option of the holder, adversely affect the right of repayment, at the option of such holder, of any affected debt security;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on, or any additional amounts with respect to, any debt security is payable;
•
impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions;
•	reduce the requirements for quorum or voting by holders of debt securities in the applicable section of each indenture;

•
modify any of the provisions in the applicable indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities, except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•
make any change that adversely affects the right to convert or exchange any debt security into or for our common shares or other debt securities or other securities, cash or property in accordance with its terms;

•
modify any of the provisions of the subordinated indenture or the junior subordinated indenture relating to the subordination of the subordinated debt securities, or the junior subordinated debt securities in a manner adverse to holders of the subordinated debt securities; or

•	modify any of the above provisions.
In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indenture or the junior subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities, or the junior subordinated debt securities to Senior Indebtedness (as defined below) without the prior written consent of the holders of the Senior Indebtedness.
The issuer and the trustee may modify or amend any indenture and debt securities of any series without the consent of any holder in order to, among other things:
•	provide for the issuer’s successor pursuant to a consolidation, amalgamation, merger or sale of assets;
•	add to the issuer’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us by the applicable indenture;
•	provide for a successor trustee with respect to debt securities of all or any series;
•
cure any ambiguity or correct or supplement any provision in any indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under any indenture which will not adversely affect the interests of the holders of debt securities of any series issued thereunder in any material respect;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under any indenture;
•	add any additional Events of Default with respect to all or any series of debt securities;
•	provide for conversion or exchange rights of the holders of any series of debt securities;
•
make any other amendments or modifications that do not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture; provided that any amendment or modification that conforms the applicable indenture to the terms described in this prospectus (including any prospectus supplement) pursuant to which the applicable debt securities were initially sold shall be deemed not to adversely affect the interests of holders;

•	provide for any additional guarantees with respect to the debt securities of all or any series; or
•	provide for the addition of one or more co-obligors with respect to the debt securities of all or any series.
The holders of at least a majority in aggregate principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by the issuer with certain restrictive provisions of the applicable indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to debt securities of that series or (2) in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.

Under each indenture, the issuer is required to deliver to the trustee annually a statement as to its performance of certain of its obligations under that indenture and as to any default in such performance. The issuer is also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default under certain provisions of the indentures.
DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE
The issuer may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency (as defined below) in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if such debt securities have become due and payable) or with respect to principal and any premium and interest to the maturity or redemption date thereof, as applicable.
Each indenture provides that, unless the provisions of Section 4.2 thereof are made inapplicable to debt securities of or within any series pursuant to Section 3.1 thereof, the issuer may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities, if the debt securities of a series provide for the payment of such additional amounts, and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust) (“defeasance”) or (2) to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as applicable, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient (without reinvestment) to pay the principal of, any premium and interest on such debt securities on the scheduled due dates or any prior redemption date.
Such a trust may only be established if, among other things:
(1)
the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the issuer is a party or by which it is bound;

(2)
no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;

(3)
the issuer has delivered to the trustee an opinion of counsel (as specified in each indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the IRS received by the issuer, a Revenue Ruling published by the IRS or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture; and

(4)	with respect to defeasance, the issuer has delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over other creditors.
“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. “Government Obligations” means debt securities which are (1) direct obligations of the United States of America or the government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of a particular series are payable, in each case, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of such series are payable, in each case, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments or confederation or association of governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.
If, after the issuer has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the applicable indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, if any, and any additional amounts, if any, with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable, as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.
“Conversion Event” means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established.
In the event the issuer effects covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, the issuer would remain liable to make payment of such amounts due at the time of acceleration.
REDEMPTION
Unless otherwise described in a prospectus supplement relating to any debt securities, the issuer may, at its option, redeem any series of debt securities, in whole or in part, at any time at the redemption price. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. Neither we nor RenaissanceRe Finance currently have any debt securities outstanding that are subject to redemption or repurchase at the option of the holders. We will include appropriate risk factor disclosure in any prospectus supplement prepared in connection with the issuance of debt securities that are subject to redemption or repurchase at the option of the holders.
In the case where debt securities of a series or the guarantee of such debt securities provides for the payment of additional amounts, the issuer or the guarantor may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if at any time it receives an opinion of counsel stating that, as a result of any change to the laws of any relevant taxing jurisdiction, any action taken by the relevant taxing jurisdiction which action is applied with respect to it, or a decision rendered by a court of such relevant taxing jurisdiction, there is a substantial probability that it will be required to pay additional amounts as of the next interest payment date and such requirements cannot be avoided by the use of reasonable measures then available. Any such redemption will be subject to the redemption provisions in each indenture.
Unless otherwise described in a prospectus supplement, a notice of redemption may not be conditioned and a notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address. Unless the issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or portions thereof called for redemption.
GLOBAL SECURITIES
The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.
The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We or RenaissanceRe Finance anticipate that the following provisions will apply to all depositary arrangements.
Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the participants’ accounts. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests by participants in a global security will be limited to participants and persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as applicable, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form and will not be considered owners or holders thereof under the indenture under which the debt securities are issued. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary. Persons who are not participants must rely on the procedures of the participant through which they own their interest. We understand that under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.
Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as applicable, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar, us or RenaissanceRe Finance will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We and RenaissanceRe Finance expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We and RenaissanceRe

Finance also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.
The indentures provide that if:
(1)
the depositary for a series of the debt securities notifies the issuer that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice;

(2)	the issuer determines that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect; or
(3)
an Event of Default with respect to a series of the debt securities has occurred and is continuing, the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.

Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.
PAYMENT OF ADDITIONAL AMOUNTS
If the debt securities of a series provide for the payment of additional amounts on account of taxes, fees, assessments or governmental charges as will be described in the related prospectus supplement, the issuer will pay to the holder of the debt securities of such series the additional amounts as described therein and, except as otherwise provided therein, the following provisions with respect to the payment of additional amounts shall apply.
The issuer will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which it is organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the issuer will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable indenture to be then due and payable.
Notwithstanding the foregoing, the issuer will not be required to pay any additional amounts for or on account of:
(1)
any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3)
any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by the issuer addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4)	any combination of items (1), (2) and (3).
In addition, the issuer will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary, partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security.
As further described above under “Redemption”, in certain cases where debt securities of a series or the guarantee of such debt securities provides for the payment of additional amounts, the issuer or the guarantor may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption.
NEW YORK LAW TO GOVERN
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.
CERTAIN PROVISIONS APPLICABLE TO SUBORDINATED DEBT SECURITIES
SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES ISSUED BY US
Our subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all our Senior Indebtedness. As of March 31, 2026, we and certain of our joint ventures had an aggregate of $2.35 billion principal amount of outstanding Senior Indebtedness in the form of senior notes. In addition, we have guaranteed outstanding senior notes issued by RenaissanceRe Finance in an aggregate principal amount of $300.0 million and have also agreed to guarantee the reimbursement obligations of certain of our insurance and reinsurance subsidiaries under their letter of credit facilities. If certain events occur, including:
(1)
any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets;

(2)	any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or
(3)
any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours, then and in any such event the holders of our Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all such Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of our Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness (as defined in the applicable indenture) of ours being subordinated to the payment of our subordinated debt securities, which may be payable or deliverable in respect of our subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

By reason of such subordination, in the event of our liquidation or insolvency, holders of our Senior Indebtedness and holders of other obligations of ours that are not subordinated to our Senior Indebtedness may recover more, ratably, than the holders of our subordinated debt securities.
Subject to the payment in full of all of our Senior Indebtedness, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of our Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, our subordinated debt securities have been paid in full.
No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to our subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default.
Our subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to our subordinated debt securities, but subordinate to our other obligations. The senior debt securities issued by us will constitute Senior Indebtedness under our subordinated indenture.
For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:
(1)	the subordinated debt securities and any guarantees thereof (other than in respect of our junior subordinated debt securities);
(2)
Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with our subordinated debt securities;

(3)	any liability for income, franchise, real estate or other taxes owed or owing;
(4)
interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws; and

(5)	trade accounts payable.
Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.
Our subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of our subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.
SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES ISSUED BY RENAISSANCERE FINANCE
Subordinated debt securities issued by RenaissanceRe Finance will, to the extent set forth in the subordinated indenture of RenaissanceRe Finance, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of RenaissanceRe Finance. As of March 31, 2026, RenaissanceRe Finance had $300.0 million of outstanding senior notes. In the event of:
(1)
any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to RenaissanceRe Finance or to its creditors, as such, or to its assets; or

(2)	any voluntary or involuntary liquidation, dissolution or other winding up of RenaissanceRe Finance, whether or not involving insolvency or bankruptcy; or
(3)
any assignment for the benefit of creditors or any other marshalling of assets and liabilities of RenaissanceRe Finance, then and in any such event the holders of Senior Indebtedness of RenaissanceRe Finance will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness of RenaissanceRe Finance, or provision will be made for such payment in cash, before the holders of the subordinated debt securities of RenaissanceRe Finance are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities of RenaissanceRe Finance, and to that end the holders of Senior Indebtedness of RenaissanceRe Finance will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of RenaissanceRe Finance being subordinated to the payment of subordinated debt securities of RenaissanceRe Finance, which may be payable or deliverable in respect of such subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event. By reason of such subordination, in the event of the liquidation or insolvency of RenaissanceRe Finance, holders of Senior Indebtedness and holders of other obligations of RenaissanceRe Finance that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities of RenaissanceRe Finance.
Subject to the payment in full of all Senior Indebtedness of RenaissanceRe Finance, the rights of the holders of subordinated debt securities of RenaissanceRe Finance will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of RenaissanceRe Finance applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, such subordinated debt securities have been paid in full.
No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities of RenaissanceRe Finance, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of RenaissanceRe Finance is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of RenaissanceRe Finance has been accelerated because of a default.
The RenaissanceRe Finance subordinated indenture does not limit or prohibit RenaissanceRe Finance from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to RenaissanceRe Finance’s other obligations. The senior debt securities issued by RenaissanceRe Finance will constitute Senior Indebtedness under the RenaissanceRe Finance subordinated indenture.
For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of RenaissanceRe Finance outstanding at any time, except:
(1)	the subordinated debt securities issued by RenaissanceRe Finance (other than in respect of the junior subordinated debt securities of RenaissanceRe Finance);
(2)
Indebtedness of RenaissanceRe Finance as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;

(3)	any liability for income, franchise, real estate or other taxes owed or owing;
(4)
interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against RenaissanceRe Finance in a proceeding under federal or state bankruptcy laws; and

(5)	trade accounts payable.
Such Senior Indebtedness will continue to be Senior Indebtedness of RenaissanceRe Finance and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. The RenaissanceRe Finance subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities of RenaissanceRe Finance, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

DESCRIPTION OF THE DEBT SECURITIES GUARANTEES
Concurrently with any issuance by RenaissanceRe Finance of senior debt securities, we will execute and deliver a senior debt securities guarantee for the benefit of the holders from time to time of such senior debt securities. The trustee will act as guarantee trustee under the senior debt securities guarantee for the purposes of compliance with the Trust Indenture Act. The senior debt securities guarantee will be qualified as an indenture under the Trust Indenture Act. Similarly, concurrently with any issuance by RenaissanceRe Finance of subordinated debt securities, we will execute and deliver a subordinated debt securities guarantee for the benefit of the holders from time to time of such subordinated debt securities. The trustee will act as guarantee trustee under the subordinated debt securities guarantee for the purposes of compliance with the Trust Indenture Act. The subordinated debt securities guarantee will be qualified as an indenture under the Trust Indenture Act.
The following summary sets forth the material terms and provisions of our guarantee of the senior debt securities, subordinated debt securities and junior subordinated debt securities of RenaissanceRe Finance. The following summary of certain provisions of the guarantees is not complete. You should read the forms of guarantee and the Trust Indenture Act for more complete information regarding the provisions of the guarantees, including the definitions of some of the terms used below. The forms of guarantee have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part and are incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of the guarantees, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indenture trustee, as guarantee trustee under each guarantee, will hold the applicable guarantee for the benefit of the holders of the related debt securities.
GENERAL
We will fully and unconditionally guarantee all obligations of RenaissanceRe Finance under the applicable indenture and the related debt securities. Unless otherwise provided in a prospectus supplement, each guarantee will be an unsecured obligation of RenaissanceRe, and the guarantees of RenaissanceRe Finance’s subordinated and junior subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness.
Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance) and shareholders to participate in any distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors and policyholders, including any claims against our reinsurance and insurance subsidiaries of their respective policyholders, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. Our revolving credit agreement requires that under the circumstances specified in such agreement certain of our existing and future subsidiaries become guarantors of the loans made to us under such agreement. The existing guarantor is RenaissanceRe Finance. Other than the lenders under our revolving credit agreement, none of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.
Except to the extent otherwise provided in the applicable guarantee, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any taxing jurisdiction or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the issuer will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable indenture to be then due and payable.
Notwithstanding the foregoing, except to the extent otherwise provided in the applicable guarantee, we will not be required to pay any additional amounts for or on account of:
(1)
any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;
(3)
any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by the issuer addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4)	any combination of items (1), (2) and (3).
In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security.
AMENDMENTS
Any senior debt securities guarantee or subordinated debt securities guarantee may only be amended in writing with the prior approval of the holders of not less than a majority of the outstanding principal amount of the applicable debt securities. In addition, certain amendments affecting the obligations of RenaissanceRe may only be made in writing with the prior approval of each holder.
No consent of the holders of RenaissanceRe Finance’s senior, subordinated or junior subordinated debt securities is required to amend the applicable guarantee in a way that does not adversely affect in any material respect the rights of such holders.
ADDITIONAL GUARANTORS
In addition, to the extent provided in the applicable prospectus supplement, certain of our subsidiaries may guarantee debt securities issued under the applicable indenture. Each such prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by our direct or indirect subsidiaries that may guarantee the debt securities, including the identity of the subsidiaries that will be the initial guarantors of the series and the terms of subordination, if any, of any such guarantee. The applicable prospectus supplement will also describe provisions for the release of guarantor subsidiaries from their guarantees.

INFORMATION CONCERNING THE TRUSTEE
RenaissanceRe and RenaissanceRe Finance may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business.
Under each indenture, the trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable indenture and related matters.

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON SHARES OR PREFERENCE SHARES
The following statements with respect to the common share warrants and preference share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement. If we issue warrants, we will file a copy of the form of warrant agreement as an exhibit to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibit.
GENERAL
The share warrants, evidenced by share warrant certificates, may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:
•	the offering price, if any;
•	the designation and terms of the common shares or preference shares purchasable upon exercise of the share warrants;
•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;
•	the number of common shares or preference shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;
•	the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;
•	a discussion of certain U.S. federal income tax considerations;
•	the call provisions, if any;
•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;
•	the antidilution provisions of the share warrants; and
•	any other terms of the share warrants.
The common shares or preference shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and non-assessable (as such is understood under Bermuda law).
EXERCISE OF STOCK WARRANTS
Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or by a member of a national securities exchange), indicating the warrantholder’s election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates shall be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common shares or the preference shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of common shares or preference shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent shall deliver to the exercising warrantholder a new share warrant certificate representing the unexercised share warrants.

ANTIDILUTION AND OTHER PROVISIONS
The exercise price payable and the number of common shares or preference shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common shares or preference shares, respectively, or a combination, subdivision or reclassification of common shares or preference shares, respectively. In lieu of adjusting the number of common shares or preference shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, amalgamation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares and other securities and property (including cash) receivable by a holder of the number of common shares or preference shares into which such share warrants were exercisable immediately prior thereto.
NO RIGHTS AS SHAREHOLDERS
Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES
The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement. If we issue warrants to purchase debt securities, we will file a copy of the form of debt warrant agreement as an exhibit to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibit.
GENERAL
The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:
•	the offering price, if any;
•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;
•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;
•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;
•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;
•	a discussion of certain U.S. federal income tax considerations;
•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;
•	the antidilution provisions of the debt warrants; and
•	any other terms of the debt warrants.
Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.
EXERCISE OF DEBT WARRANTS
Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of FINRA or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF THE SHARE PURCHASE CONTRACTS AND THE SHARE PURCHASE UNITS
We may issue share purchase contracts, obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our common shares or preference shares at a future date or dates. The price per share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts and to be described in the applicable prospectus supplement. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for the holder’s obligations to purchase the shares under the share purchase contracts, either:
(1)	senior debt securities or subordinated debt securities of ours or RenaissanceRe Finance;
(2)	preference shares; or
(3)	debt obligations of third parties, including U.S. Treasury securities.
The applicable prospectus supplement will specify the securities that will secure the holder’s obligations to purchase shares under the applicable share purchase contract. Unless otherwise described in a prospectus supplement, the securities related to the share purchase contracts securing the holders’ obligations to purchase our common shares or preference shares will be pledged to a collateral agent, for our benefit, under a pledge agreement. The pledged securities will secure the obligations of holders of share purchase contracts to purchase our common shares or preference shares under the related share purchase contracts. The rights of holders of share purchase contracts to the related pledged securities will be subject to our security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of share purchase contracts will be permitted to withdraw the pledged securities related to such share purchase contracts from the pledge arrangement except upon the termination or early settlement of the related share purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a share purchase contract will retain full beneficial ownership of the related pledged securities.
The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract. The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units.
Except as described in a prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to us or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the share purchase contract.
If we issue purchase contracts, we will file a copy of the form of purchase contract agreement as an exhibit to the registration statement of this prospectus forms a part, and the foregoing description is qualified in its entirety by reference to such exhibit.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, purchase units, warrants, debt securities, preferred shares, common shares or any combination of such securities, including guarantees of any of such securities. The applicable prospectus supplement will describe:
(1)	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
(2)	a description of the terms of any unit agreement governing the units; and
(3)	a description of the provisions for the payment, settlement, transfer or exchange of the units.
If we issue units, we will file a copy of the form of unit agreement as an exhibit to the registration statement of which this prospectus forms a part, and the foregoing description is qualified in its entirety by reference to such exhibit.

PLAN OF DISTRIBUTION
We and/or RenaissanceRe Finance may sell offered securities in any one or more of the following ways from time to time:
(1)	through agents;
(2)	to or through underwriters;
(3)	through dealers; or
(4)	directly to purchasers.
In addition, we or RenaissanceRe Finance may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement and subject to receiving the prior written consent of the BMA (where required), sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. Subject to receiving the prior written consent of the BMA (if required), we may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us and/or RenaissanceRe Finance from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and any securities exchange on which such offered securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
Offers to purchase offered securities may be solicited by us or through agents designated by us from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us and/or RenaissanceRe Finance to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.
If offered securities are sold by means of an underwritten offering, we and/or RenaissanceRe Finance will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.
Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

We and/or RenaissanceRe Finance may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we and/or RenaissanceRe Finance grant any over-allotment option, the terms of such over- allotment option will be set forth in the prospectus supplement relating to such offered securities.
If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we and/or RenaissanceRe Finance will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.
Offers to purchase offered securities may be solicited directly by us and/or RenaissanceRe Finance and the sale thereof may be made by us and/or RenaissanceRe Finance directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us and/or RenaissanceRe Finance. Any remarketing firm will be identified and the terms of its agreements, if any, with us and/or RenaissanceRe Finance and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.
We or RenaissanceRe Finance may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.
In connection with an offering, the underwriters or other agents may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an agent of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids of purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
The agents may also impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the discount received by it because the agents have repurchased securities sold by or for the account of that agent in stabilizing or short-covering transactions.
These activities by the agents may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the agents at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
Agents, underwriters, dealers, remarketing firms and other third parties described above may be entitled under relevant underwriting and other agreements entered into with us and/or RenaissanceRe Finance to indemnification by us and/or RenaissanceRe Finance against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.
If so indicated in the prospectus supplement, we and/or RenaissanceRe Finance will authorize underwriters or other persons acting as our and/or RenaissanceRe Finance’s agents to solicit offers by certain institutions to purchase offered securities from us and/or RenaissanceRe Finance, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us and/or RenaissanceRe Finance, as applicable. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
Disclosure in a prospectus supplement of our and/or RenaissanceRe Finance’s use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we and/or RenaissanceRe Finance, as applicable, will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions described in the prospectus supplement.
Each series of offered securities will be a new issue and, other than the common shares, the Series F Preference Shares, the Series G Preference Shares, the Depositary Shares (each representing a 1/1,000th interest in a Series F Preference Share) and the Depositary Shares (each representing a 1/1,000th interest in a Series G Preference Share), each of which are listed on the New York Stock Exchange, will have no established trading market. We and/or RenaissanceRe Finance may elect to list any series of offered securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, neither we nor RenaissanceRe Finance shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.
Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION
GENERAL
We have filed with the Commission a registration statement on Form S-3 under the Securities Act relating to the common shares, preference shares, depositary shares, guarantees, debt securities, warrants, share purchase contracts and share purchase units described in this prospectus. This prospectus is a part of the registration statement, but the registration statement also contains additional information and exhibits.
We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other reports with the Commission.
We maintain a website at www.renre.com. The information on our website is not incorporated by reference in this prospectus. We make available, free of charge through our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the Commission. We also make available, free of charge from our website, our Audit Committee Charter, Corporate Governance and Human Capital Management Committee Charter, Corporate Governance Guidelines, and Code of Ethics. Such information is also available in print for any shareholder who sends a request to RenaissanceRe Holdings Ltd., Attn: Office of the Corporate Secretary, P.O. Box HM 2527, Hamilton, HMGX, Bermuda.
Our filings with the Commission are also available from the Commission’s website at http://www.sec.gov. Our common shares are listed on the New York Stock Exchange under the symbol “RNR.”
RENAISSANCERE FINANCE
There are no separate financial statements of RenaissanceRe Finance in this prospectus. We do not believe the financial statements would be helpful to the holders of the debt securities of RenaissanceRe Finance because:
•	We, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of RenaissanceRe Finance; and
•
The obligations of RenaissanceRe Finance under the senior, subordinated or junior subordinated debt securities issued by it will be fully and unconditionally guaranteed by us. See “Description of the Debt Securities Guarantees.”

RenaissanceRe Finance is not currently subject to the information reporting requirements of the Exchange Act and it is anticipated that it will not become subject to those requirements upon the effectiveness of the registration statement of which this prospectus is a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file annual, quarterly and special reports, proxy statements and other information with the Commission. The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and prior to the effectiveness of this registration statement and after the date of this prospectus and until we and RenaissanceRe Finance sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:
(1)	Our Current Reports on Form 8-K filed with the Commission on May 6, 2026;
(2)
Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 11, 2026 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on April 29, 2026;

(3)
Our Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 18, 2026, as supplemented by our Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 10, 2026;

(4)
The description of our common shares set forth in Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on February 4, 2022, including any amendment or report for the purpose of updating such description; and

(5)
The description of our Depositary Shares (each representing a 1/1,000th interest in a 5.750% Series F Preference Share) set forth in our registration statement filed under the Exchange Act on Form 8-A on June 18, 2018, including any amendment or report for the purpose of updating such description; and

(6)
The description of our Depositary Shares (each representing a 1/1,000th interest in a 4.20% Series G Preference Share) set forth in our registration statement filed under the Exchange Act on Form 8-A on July 12, 2021, including any amendment or report for the purpose of updating such description; and

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits), call or write us at the following address: RenaissanceRe Holdings Ltd., Attn: Shannon Lowry Bender, Corporate Secretary, P.O. Box HM 2527, Hamilton, HMGX, Bermuda, telephone (441) 295-4513.

LEGAL OPINIONS
Certain legal matters with respect to the United States of America, New York and Delaware law with respect to the validity of the offered securities will be passed upon for us by Sidley Austin LLP, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Carey Olsen Bermuda Limited, Hamilton, Bermuda. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS
We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to enforce in the United States courts judgments obtained against those persons. However, investors may serve us with process in the United States with respect to actions against us arising out of or in connection with the U.S. Federal securities laws relating to offers and sales of the securities covered by this prospectus by serving RenaissanceRe Finance Inc., our United States agent irrevocably appointed for that purpose.
We have been advised by Carey Olsen Bermuda Limited, our special Bermuda legal counsel that, as at the date of this Prospectus, the United States and Bermuda do not have a treaty providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters and that a final judgment for the payment of money rendered by a court in the U.S. based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would, therefore, not be automatically enforceable in Bermuda. We also have been advised by Carey Olsen Bermuda Limited that a final and conclusive judgment obtained in a court in the United States under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the Supreme Court of Bermuda under the common law doctrine of obligation.
Such an action should be successful upon proof that the sum of money is due and payable and without having to prove the facts supporting the underlying judgment, as long as: (i) the court which gave the judgment had proper jurisdiction over the parties to such judgment according to Bermuda's conflict of law principles; (ii) such court did not contravene the rules of natural justice of Bermuda; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of Bermuda; and (vi) there is due compliance with the correct procedures under Bermuda law.
A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda against it or such persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Bermuda law.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY SUPPLEMENT. NEITHER WE NOR RENAISSANCERE FINANCE HAVE AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE AND RENAISSANCERE FINANCE ARE OFFERING THESE SECURITIES ONLY IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered.

Amount
SEC registration fee	$ (1)
FINRA filing fee	$(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Transfer agent and registrar fees and expenses	(2)
Trustee fees and expenses	(2)
Printing fees and expenses	(2)
Miscellaneous	(2)
Total	$(1)(2)

(1)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all applicable registration fees for the securities available for sale under this registration statement.
(2)
The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

ITEM 15.	INDEMNIFICATION OF OFFICERS AND DIRECTORS RENAISSANCERE
Section 98 of the Companies Act of 1981 of Bermuda (the “Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability that by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from the fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.
In addition, Section 98 provides that a Bermuda company may advance moneys to its directors, officers and auditors for the costs, charges and expenses incurred by them in defending any civil or criminal proceedings against them, on condition that the director, officer or auditor repay the advance if any allegation of fraud or dishonesty is proved against them.
We have adopted provisions in our Bye-Laws that provide that we shall indemnify our officers and directors to the maximum extent permitted under the Act, except where such liability arises from fraud, dishonesty, willful negligence or willful default.
We have entered into employment agreements with all of our executive officers which each contain provisions pursuant to which we have agreed to indemnify each executive to the fullest extent contemplated by Bermuda laws, subject to only certain exceptions, and to maintain customary insurance policies providing for indemnification. These employment agreements also provide for advancement by us to such executive officer of expenses incurred in defending any civil or criminal action, suit or proceeding, upon receipt by us of a written affirmation of such officer’s good faith belief that his or her conduct does not constitute the sort of behavior that would preclude indemnification under the employment agreement and of a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to be indemnified by us under the employment agreement.
We have purchased insurance on behalf of our directors and officers for liabilities arising out of their capacities as such.
RENAISSANCERE FINANCE
Section 145 of the General Corporation Law of the State of Delaware (“DGCL”), as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) arising under Section 174 of the DGCL;or (iv) for any transaction from which the director derived an improper personal benefit. Section 145 of the DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.
The certificate of incorporation of RenaissanceRe Finance provides for indemnification of its directors and officers to the fullest extent permitted by the DGCL. RenaissanceRe has purchased insurance on behalf of the directors and officers of RenaissanceRe Finance for liabilities arising out of their capacities as such.
ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description of Document
*1.1	Form of Underwriting Agreement relating to common shares, preference shares, depositary shares, debt securities and warrants of RenaissanceRe
*1.2	Form of Underwriting Agreement relating to debt securities issued by RenaissanceRe Finance Inc.
*1.4	Form of Underwriting Agreement relating to share purchase contracts
*1.5	Form of Underwriting Agreement relating to share purchase units
*1.6	Form of Underwriting Agreement relating to units
3.1
Memorandum of Association of RenaissanceRe (incorporated by reference to our Registration Statement on Form S-1 (Registration No. 33-70008, which was declared effective by the Commission on July 26, 1995))(P)

3.2	Amended and Restated Bye-Laws of RenaissanceRe (incorporated by reference to our Quarterly Report on Form 10-Q for the period ended June 30, 2002, filed with the Commission on August 14, 2002)
3.3	Memorandum of Increase in Share Capital (incorporated by reference to our Quarterly Report on Form 10-Q for the period ended March 31, 1998, filed with the Commission on May 14, 1998)
*3.4	Form of Certificate of Designation, Preferences and Rights relating to preference shares
3.5
Certificate of Designation, Preferences and Rights of 5.750% Series F Preference Shares (filed as Exhibit 4.2 to our Current Report on Form 8-A12B filed on June 18, 2018 and incorporated herein by reference)

3.6
Certificate of Designation, Preferences and Rights of 4.20% Series G Preference Shares (filed as Exhibit 4.2 to our Current Report on Form 8-A12B filed on July 12, 2021 and incorporated herein by reference)

3.7
Certificate of Incorporation of RenaissanceRe Finance (filed as Exhibit 3.8 to our Registration Statement on Form S-3 (Registration No. 333-143585, which was filed on June 8, 2007) and incorporated herein by reference)

3.8
Certificate of Amendment of Certificate of Incorporation of RenaissanceRe Finance (filed as Exhibit 3.8 to our Registration Statement on Form S-3 (Registration No. 333-272124, which was filed on May 22, 2023) and incorporated herein by reference)

3.9	By-laws of RenaissanceRe Finance (filed as Exhibit 3.9 to our Registration Statement on Form S-3 (Registration No. 333-143585, which was filed on June 8, 2007) and incorporated herein by reference)
4.1	Specimen Common Share Certificate (incorporated by reference to our Registration Statement on Form S-1 (Registration No. 333-70008) which was declared effective by the Commission on July 26, 1995)(P)

Exhibit Number	Description of Document
4.2
Form of Senior Indenture between RenaissanceRe, as Issuer, and a financial institution, as Trustee (filed as Exhibit 4.2 to our Registration Statement on Form S-3 (Registration No. 333-231720, which was declared effective by the Commission on May 23, 2019))

4.3
Form of Senior Indenture among RenaissanceRe Finance, as Issuer, RenaissanceRe, as Guarantor, and a financial institution, as Trustee (filed as Exhibit 4.3 to our Registration Statement on Form S-3 (Registration No. 333-231720, which was declared effective by the Commission on May 23, 2019))

4.4
Form of Subordinated Indenture between RenaissanceRe, as Issuer, and a financial institution, as Trustee (filed as Exhibit 4.4 to our Registration Statement on Form S-3 (Registration No. 333-231720, which was declared effective by the Commission on May 23, 2019))

4.5
Form of Subordinated Indenture among RenaissanceRe Finance, as Issuer, RenaissanceRe, as Guarantor, and a financial institution, as Trustee (filed as Exhibit 4.5 to our Registration Statement on Form S-3 (Registration No. 333-231720, which was declared effective by the Commission on May 23, 2019))

4.6
Form of Junior Subordinated Indenture, between RenaissanceRe and a financial institution, as Trustee (filed as Exhibit 4.6 to our Registration Statement on Form S-3 (Registration No. 333-231720, which was declared effective by the Commission on May 23, 2019))

4.7
Form of Junior Subordinated Indenture among RenaissanceRe Finance, as Issuer, RenaissanceRe, as Guarantor, and a financial institution, as Trustee (filed as Exhibit 4.7 to our Registration Statement on Form S-3 (Registration No. 333-231720, which was declared effective by the Commission on May 23, 2019))

*4.8	Form of Standard Share Warrant Provisions
*4.9	Form of Standard Debt Warrant Provisions
4.10
Form of Senior Debt Securities Guarantee Agreement with respect to the senior debt securities issued by RenaissanceRe Finance (filed as Exhibit 4.14 to our Registration on Form S-3 (Registration No. 333-219675, which was declared effective by the Commission on August 3, 2017) and incorporated herein by reference)

4.11
Form of Subordinated Debt Securities Guarantee Agreement with respect to the subordinated debt securities issued by RenaissanceRe Finance (filed as Exhibit 4.15 to our Registration on Form S-3 (Registration No. 333-219675, which was declared effective by the Commission on August 3, 2017) and incorporated herein by reference)

4.12
Form of Junior Subordinated Debt Securities Guarantee Agreement with respect to the junior subordinated debt securities issued by RenaissanceRe Finance (filed as Exhibit 4.16 to our Registration on Form S-3 (Registration No. 333-219675, which was declared effective by the Commission on August 3, 2017) and incorporated herein by reference)

*4.13	Form of Deposit Agreement
*4.14	Form of Standard Share Purchase Contract Provisions
*4.15	Form of Unit Agreement
5.1	Opinion of Carey Olsen Bermuda Limited
5.2	Opinion of Sidley Austin LLP
23.1	Consent of Carey Olsen Bermuda Limited (included in Exhibit 5.1)
23.2	Consent of Sidley Austin LLP (included in Exhibit 5.2)
23.3	Consent of PricewaterhouseCoopers Ltd.
24.1	Power of Attorney (included on the signature pages hereto)
25.1	Statement of Eligibility of a financial institution on Form T-1, as trustee for the Senior Indenture of RenaissanceRe
*25.2	Statement of Eligibility of a financial institution on Form T-1, as trustee for the Subordinated Indenture of RenaissanceRe
*25.3	Statement of Eligibility of a financial institution on Form T-1, as trustee for the Junior Subordinated Indenture of RenaissanceRe
*25.4	Statement of Eligibility of a financial institution on Form T-1, as trustee for the Senior Indenture of RenaissanceRe Finance
*25.5	Statement of Eligibility of a financial institution on Form T-1, as trustee for the Subordinated Indenture of RenaissanceRe Finance

Exhibit Number	Description of Document
*25.6	Statement of Eligibility of a financial institution on Form T-1, as trustee for the Junior Subordinated Indenture of RenaissanceRe Finance
*25.9
Statement of Eligibility of a financial institution on Form T-1, as Senior Debt Securities Guarantee Trustee under the Senior Debt Securities Guarantee Agreement of RenaissanceRe, for the benefit of the holders of senior debt securities of RenaissanceRe Finance

*25.10
Statement of Eligibility of a financial institution on Form T-1, as Subordinated Debt Securities Guarantee Trustee under the Subordinated Debt Securities Guarantee Agreement of RenaissanceRe, for the benefit of the holders of subordinated debt securities of RenaissanceRe Finance

*25.11
Statement of Eligibility of a financial institution on Form T-1, as Junior Subordinated Debt Securities Guarantee Trustee under the Junior Subordinated Debt Securities Guarantee Agreement of RenaissanceRe, for the benefit of the holders of junior subordinated debt securities of RenaissanceRe Finance

107	Filing Fee Table

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

ITEM 17.	UNDERTAKINGS
(a)	The undersigned registrants hereby undertake:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions described in Part II, Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, RenaissanceRe Holdings Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 7th day of May, 2026.

RENAISSANCERE HOLDINGS LTD.

By:	/s/ Kevin J. O’Donnell
Kevin J. O’Donnell
Chief Executive Officer, President and Director

POWER OF ATTORNEY
The undersigned officers and directors of RenaissanceRe Holdings Ltd. hereby severally constitute and appoint Shannon Lowry Bender, James C. Fraser, Robert Qutub and Matthew W. Neuber and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments) and any subsequent registration statement for offerings under this Registration Statement which may be filed under 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin J. O’Donnell	Chief Executive Officer, President and Director (Principal Executive Officer)	May 7, 2026
Kevin J. O’Donnell

/s/ Robert Qutub	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 7, 2026
Robert Qutub

/s/ James C. Fraser	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2026
James C. Fraser

/s/ Henry Klehm, III	Non-Executive Chair of the Board of Directors	May 7, 2026
Henry Klehm, III

/s/ James L. Gibbons	Director	May 7, 2026
James L. Gibbons

/s/ Shyam Gidumal	Director	May 7, 2026
Shyam Gidumal

/s/ Duncan P. Hennes	Director	May 7, 2026
Duncan P. Hennes

Signature	Title	Date
/s/ Stephen C. Hooley	Director	May 7, 2026
Stephen C. Hooley

/s/ Torsten Jeworrek	Director	May 7, 2026
Torsten Jeworrek

/s/ Loretta J. Mester	Director	May 7, 2026
Loretta J. Mester

/s/ Valerie Rahmani	Director	May 7, 2026
Valerie Rahmani

/s/ Carol P. Sanders	Director	May 7, 2026
Carol P. Sanders

/s/ Cynthia Trudell	Director	May 7, 2026
Cynthia Trudell

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, RenaissanceRe Finance Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 7th day of May 2026.

RENAISSANCERE FINANCE INC.

By:	/s/ Robert Qutub
Name:	Robert Qutub
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
The undersigned officers and directors of RenaissanceRe Finance Inc. hereby severally constitute and appoint Shannon Lowry Bender and Matthew W. Neuber and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments) and any subsequent registration statement for offerings under this Registration Statement which may be filed under 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin J. O’Donnell	Chief Executive Officer and President (Principal Executive Officer)	May 7, 2026
Kevin J. O’Donnell

/s/ Robert Qutub	Executive Vice President and Chief Financial Officer (Principal Financial Officer	May 7, 2026
Robert Qutub

/s/ James C. Fraser	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2026
James C. Fraser

/s/ Robert Qutub	Director	May 7, 2026
Robert Qutub

/s/ James C. Fraser	Director	May 7, 2026
James C. Fraser